EXHIBIT 5

                             OPINION AND CONSENT OF
                        CLAUDIA J. ZAMAN ATTORNEY AT LAW

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                        CLAUDIA J. ZAMAN ATTORNEY AT LAW
                        10850 Wilshire Blvd., Suite 1170
                              Los Angeles, CA 90024
                                 (310) 441-7684
                               (310) 441-7688 Fax

                                February 6, 1997

TeleMall Communications, Inc.
5030 S. Paradise Rd. Suite C-213
Las Vegas, NV 89119

To the Board of Directors:

      I have been engaged as counsel for TeleMall Communications, Inc., a Nevada corporation (the "Company"), in connection with a proposed offering under the Securities Act of 1933, as amended (the "Act") of 691,000 shares of its Common Stock, $.001 value (the "Shares"), to Investors Capital Enterprises ("ICE"), a Nevada corporation, pursuant to that certain Consulting Agreement between the Company and ICE dated December 2, 1996 (the "Agreement") and a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities & Exchange Commission (the "Commission").

      In connection with rendering the opinion as set forth below, I have reviewed and examined the following:

      1.    The Articles of Incorporation of the Company as amended;

      2.    The Bylaws of the Company;

      3.    Board of Directors Minutes of the Company, dated February
            4, 1997;

      4 Corporate Resolution authorizing the issuance of 691,000 shares to ICE;

      5.    The Agreement;

      6. The Registration Statement and exhibits thereto as filed with the Commission on or about this date; and such other documents and legal authorities as I deemed necessary for purposes of rendering this opinion.

      In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all the documents submitted as originals, the conformity with the

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original documents of all documents submitted to me as photocopies or facsimile copies, and the authenticity of the originals of such copies. I have further assumed that ICE will have completed the required consulting service and/or provided consideration required under the terms of the agreement acceptable to the Board of Directors and that any Shares to be issued pursuant to the subject Agreement will have been registered in accordance with the Act prior to the issuance of such Shares or exempt from registration.

      Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the limitations set forth herein, when the Registration Statement becomes effective under the Securities Act of 1933, as amended, and when the Shares are issued and distributed as contemplated in the Registration Statement, the securities will constitute duly and validly authorized, legally issued, fully paid and non-assessable shares of the Company's Common Stock, $.001 par value. This opinion is expressly limited in scope to the Shares and does not cover subsequent issuances of shares pursuant to the subject Agreement, if any, pertaining to services to be performed in the future (such transactions are required to be included in either new registration statements or a post-effective amendments to the registration statement including updated opinions concerning the validity of issuance of such shares).

      This opinion is limited to Nevada law. I express no opinion with respect to the laws of any other jurisdiction. I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. This opinion is not to be used, circulated, quoted or otherwise referred, in whole or in part, to or for any other purpose without my prior express written consent. This opinion is based upon my knowledge of the law and facts as of the date hereof. I assume no duty to communicate with you with respect to any matters which come to my attention thereafter.

                                        Sincerely,

                                        CLAUDIA J. ZAMAN, ATTORNEY AT LAW


                                        /s/
                                        ----------------------------------
                                        Claudia J. Zaman


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